Exhibit 21
                                THERMOQUEST CORPORATION
                             Susidiaries of the Registrant


      As of February 20, 1998, ThermoQuest Corporation owned the following susidiaries:
                                                      STATE OR
                                                      JURISDICTION     PERCENT
                             NAME                     OF               OF
                                                      INCORPORATION    OWNERSHIP
        Denley Instruments Limited                      England        100
        E-C Apparatus Limited                           England        100
        Finnigan FT/MS Inc.                             Delaware       100
        Finnigan Corporation                            Delaware       100
          Finnigan Instruments, Inc.                    New York       100
          Finnigan International Sales, Inc.            California     100
          Finnigan MAT China, Inc.                      California     100
          Finnigan MAT (Delaware), Inc.                 Delaware       100
          Finnigan MAT Instruments, Inc.                Nevada         100
          Finnigan MAT International Sales,Inc.         California     100
          Finnigan MAT (Nevada), Inc.                   Nevada         100
            Finnigan MAT Canada, Ltd.                   Canada         100
            Finnigan MAT GmbH                           Germany        100
            Finnigan MAT S.R.L.                         Italy          100
              Thermo Separation Products S.R.L.         Italy          100
            Masslab Limited                             United
                                                        Kingdom        100
            Thermo Instruments Australia Pty. Limited   Australia      100
            ThermoQuest Ltd.                            United
                                                        Kingdom        100
              Finnigan MAT Ltd.                         United
                                                        Kingdom        100
                Finnigan MAT AB                         Sweden         100
              Thermo Separation Products Ltd.           United
                                                        Kingdom        100
          Finnigan Properties, Inc.                     California     100
        Forma Scientific, Inc.                          Delaware       100
          Forma Ohio Inc.                               Ohio           100
          International Equipment Company               Delaware       100
            International Equipment Company Limited     England        100
          Savant Instruments, Inc.                      New York       100
        Forma Scientific Limited                        England        100
        Hypersil Inc.                                   Delaware       100
        Hypersil Limited                                England        100
        Life Sciences International (Hong Kong) Limited Hong Kong      100
        Life Sciences International, Inc.               Pennsylvania   100
        Life Sciences International (Europe) Limited    England        100

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                                                                     Exhibit 21
                                THERMOQUEST CORPORATION
                             Susidiaries of the Registrant


                                                         STATE OR
                                                         JURISDICTION  PERCENT
                             NAME                        OF            OF
                                                         INCORPORATION OWNERSHIP
           Life Sciences International (UK) Limited       England        100
             Kenbury Limited                              England        100
         Savant Instruments Limited                       England        100
         ThermoQuest B.V.                                 Netherlands    100
           Thermo Separation Products B.V.                Netherlands    100
             Thermo Separation Products B.V. B. A.        Belgium        100
         ThermoQuest France S.A.                          France         100
           Finnigan Automass S.A.                         France         100
           Finnigan MAT S.A.R.L.                          France         100
           Thermo Separation Products S.A.                France         100
         ThermoQuest Italia S.p.A.                        Italy          100
         ThermoQuest Spain S.A.                           Spain          100
         ThermoQuest Wissenschaftliche Gerate GmbH        Austria        100
         Thermo Separation Products AG                    Switzerland    100
         Thermo Separation Products Inc.                  Delaware       100
         ThermoQuest GmbH                                 Germany        100
           Thermo Separation Products GmbH                Germany        100
         ThermoQuest K.K.                                 Japan          100